EXHIBIT 10.2
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                              TERMINATION AGREEMENT
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         THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of July 20, 2006, by and between MM(2) GROUP, INC.(F/K/A WIEN GROUP, INC.), a New Jersey corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:
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         WHEREAS, MM(2) Group, Inc., a New Jersey corporation ("MM(2)") and the
Investor entered into an Standby Equity Distribution Agreement (the "Standby Equity Distribution Agreement"); a Registration Rights Agreement (the "Registration Rights Agreement"); an Escrow Agreement (the "Escrow Agreement"); and a Placement Agent Agreement (the "Placement Agent Agreement"), all of which are dated April 1, 2005 (collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Escrow Agreement and Placement Agent Agreement are referred to as the "Transaction Documents"); and

         WHEREAS, on October 19, 2005, the Company completed its acquisition of MM(2) pursuant to the Acquisition Agreement dated July 8, 2005. The Company assumed the obligations of MM(2) to Investor under the Transaction Documents pursuant to the Assignment and Assumption Agreement effective as of October 18, 2005 by and between MM(2) and the Company and consented to by the Investor (the "Assignment and Assumption Agreement").

         NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Termination. Each of the parties to this Agreement hereby terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

         2. Structuring Fees. The Investor shall retain any and all structuring fees previously paid.

         3. Commitment Shares. On the date hereof, the Company shall issue to the Investor One Million Eight Hundred Forty-nine Thousand and Six Hundred Eighty-nine (1,849,689) shares of the Company's Class A common stock, which represents full satisfaction of the Commitment Shares under the Standby Equity Distribution Agreement. The parties hereby acknowledge that for purposes of Rule 144, the Commitment Shares shall relate back to October 19, 2005. The Commitment Shares shall be registered in accordance with the Amended and Restated Investor Registration Rights Agreement of even date herewith by and between the Company and the Investor.
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                     [SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

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            IN WITNESS WHEREOF, the parties have signed and delivered this
Termination Agreement on the date first set forth above.

MM(2) GROUP, INC.                      CORNELL CAPITAL PARTNERS, LP

By:                                    By: Yorkville Advisors, LLC
   -----------------------------       Its: General Partner
Name: Mark Meller
Title:   President & CEO
                                       By:
                                          ---------------------------------
                                       Name:    Mark A. Angelo
                                       Title:   Portfolio Manager